As filed with the Securities and Exchange Commission on May 30, 2012
                                                     Registration No. 333-181068
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     POST-EFFECTIVE AMENDMENT 1 TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           DOMARK INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                               20-4647578
(State or Other Jurisdiction of                               (IRS Employer
 Incorporation or Organization)                           Identification Number)

                       254 S Ronald Reagan Blvd, Ste. 134
                               Longwood, FL 32750
              (Address of Principal Executive Office and Zip Code)

             2012 Stock Plan for Directors, Officers and Consultants
                            (Full Title of the Plan)

                                 Brendt Strasler
                           Domark International, Inc.
                       254 S Ronald Reagan Blvd, Ste. 134
                               Longwood, FL 32750
                                 (321) 250-4996
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                    Proposed                Proposed           Amount of
Title of Securities          Amount to be       Maximum Offering        Maximum Aggregate     Registration
 to be Registered           Registered (1)      Price Per Share         Offering Price (2)     Fee (2)(3)
----------------------------------------------------------------------------------------------------------
Common Stock, $0.001
par value                     1,000,000             $3.23                  $3,230,000            $370.16
==========================================================================================================

(1) Represents the additional number of shares of DoMark International Inc. ("DoMark") common stock that may be granted under DoMark's 2012 Stock Plan for Directors, Officers and Consultants, as amended (the "2012 Plan"). Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend, recapitalization or other similar transaction.
(2) Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the filing fee on the basis of $3.23 per share, which represents the closing bid price of the Company's common stock on May 25, 2012.
(3) Pursuant to General Instruction E of Form S-8, the registration fee is being paid solely with respect to the additional 1,000,000 shares of Common Stock being registered hereunder and the aggregate offering price and amount of registration fee is set forth only for such 1,000,000 additional shares of Common Stock. A registration fee of $81.94 was previously paid with respect to the 500,000 shares of Common Stock previously registered on Form S-8, filed with the Securities and Exchange Commission on May 1, 2012 (File No. 333-181068) and such fee heretofore paid is not included in this table.
================================================================================

                                EXPLANATORY NOTE

This Post-Effective Amendment Number 1 to the Registration Statement on Form S-8 is filed by DoMark to register an additional 1,000,000 shares of Common Stock (the "Additional Shares") which may be issued as a result of an increase in the number of shares issuable under the 2012 Plan, pursuant to an amendment to the 2012 Plan authorized by the Board of Directors of DoMark on May 25, 2012. The Additional Shares are in addition to the 500,000 shares of Common Stock previously registered by DoMark with the Securities and Exchange Commission on a Registration Statement on Form S-8 (File No. 333-181068) relating to the 2012 Plan on May 1, 2012 (the "Prior Registration Statement"). The Registration
Statements covering the shares issuable under such plan provides for an automatic adjustment in the shares registered as a result of stock dividends and stock splits.

Pursuant to General Instruction E of Form S-8, the Prior Registration Statement is incorporated by reference into this Registration Statement on Form S-8.

All documents filed by DoMark pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     PART II

ITEM 8. EXHIBITS

Exhibit No.                        Description
-----------                        -----------

4.1            Certificate  of  Incorporation  (Filed  as  Exhibit  3.1  to  the
               Company's Form SB-2 filed on August 2, 2006 and incorporated herein by reference)
4.2 Bylaws (Filed as Exhibit 3.2 to the Company's Form SB-2 filed on August 2, 2006 and incorporated herein by reference)
4.3 2012 Stock Plan for Directors, Officers and Consultants, as amended
5.1            Opinion of Whitley LLP Attorneys at Law
23.1           Consent of De Joya Griffith & Company, LLC
23.2 Consent of Whitley LLP Attorneys at Law (contained in Exhibit 5.1 hereof)

ITEM 9. UNDERTAKINGS

The registrant hereby undertakes to file, during the period in which any offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 and to reflect in such prospectus any material change in the information contained in this registration statement and to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference to the prospectus and furnish pursuant to any meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-effective Amendment Number 1 to Form S-8 and has duly caused this Post-effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized on May 29, 2012.


/s/ Brendt Strasler
-------------------------------
Brent Strasler
President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Brendt Strasler
-------------------------------
Brendt Strasler
President and Director


/s/ Michael Franklin
-------------------------------
Michael Franklin
Director

May 29, 2012

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